EXHIBIT “D”

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY ACT

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT DATED OCTOBER ____, 2011,

BY AND BETWEEN

SHORELINE SOUTHEAST LLC AND SHORELINE OFFSHORE LLC, SELLER

AND NORTH AMERICAN ENERGY RESOURCES INC., BUYER

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY ACT

The undersigned hereby declare, under penalties of perjury, that the name(s), address(es) and United States taxpayer identification number(s) of the owner(s) of the immovable/real property to be sold to and its permitted assigns, as Buyer, under the Purchase and Sale Agreement dated effective as of June 1, 2011 are as follows:

Name and Address	I.D. Number
___________________________________________	___________________________
______________________________________
___________________________________________

is a organized and existing under the laws of the State of and, as such, is not a foreign citizen or foreign entity. The undersigned understands that the purchaser of the property intends to rely on the foregoing representation in connection with the United States Foreign investment and Real Property Act.

 ___________________________________

By: ___________________________________

Its: ___________________________________